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                                   EXHIBIT 4.2

                           SPECIMEN STOCK CERTIFICATE

                  Standard form stock certificate on cream stock with blue borders, blue shadow in the middle where name of security holder and number of shares are to be filled in.

                  In the top righthand corner, inside righthand border is the stock certificate number panel, shaded in blue. The certificate numbers will start with the letters "SEEK".

                  In the center of the top of the certificate is the logo, black border surrounding the word "infoseek" also in black, initial "i" is lowercase and in italics.

                  In the lefthand corner, inside the lefthand border, is the number of shares panel shaded in blue. Under this number of shares panel are the words "See reverse for certain definitions and a statement as to the rights, preferences, privileges and restrictions on shares." Under this legend is the CUSIP number 45678M 10 7.

                   Under the middle blue shaded panel are the words "Fully paid and non-assessable shares of the common stock of", then double space and centered are the words "INFOSEEK CORPORATION".

                  Following on the bottom are the standard transferability language, place for date of stock certificate, signature of Secretary, corporate seal and signature of President.

                  On the reverse of the stock certificate, on the top is the following legend "A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established, from time to time, by the Articles of Incorporation of the Corporation and by any certificate of designation, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge from the office of the Secretary of the Corporation."

                  The remainder of the reverse of the stock certificate is the standard form language to be completed if a transfer or sale of the securities is to take place.